                           AMENDMENT AND CONSENT

    THIS AMENDMENT and CONSENT (this "AMENDMENT") is entered into as of November 22, 2000, among DOBSON OPERATING CO., L.L.C., an Oklahoma limited liability company ("DOC"), the Required Tranche Lenders (hereinafter defined) under the Credit Agreement (hereinafter defined), BANK OF AMERICA, N.A., in its capacity as Administrative Agent for the Lenders under the Credit Agreement ("ADMINISTRATIVE AGENT"), and Guarantors under the Credit Agreement (hereinafter defined).

    Reference is made to the Amended, Restated, and Consolidated Revolving Credit and Term Loan Agreement, dated as of January 18, 2000 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among DOC, as BORROWER, Administrative Agent, First Union National Bank and PNC Bank, National Association, as CO-DOCUMENTATION AGENTS, Toronto Dominion (Texas), Inc. and Lehman Commercial Paper Inc., as CO-SYNDICATION AGENTS, certain Managing Agents, and Co-Agents defined therein, and the Lenders party thereto.

    Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement. Unless otherwise indicated, all Paragraph references herein are to Paragraphs in this Amendment.

                                R E C I T A L S

    A. DOC proposes to loan $100,000,000 to DCC PCS, Inc. ("DCCPCS"), a Subsidiary of Dobson Communications Corporation ("COMMUNICATIONS"), in the form of a subordinated loan ("DCCPCS LOAN"). Because the amount of the proposed DCCPCS Loan is greater than the amount of investment in PCS Systems currently permitted by SECTION 9.20(f), DOC requests an amendment to such Section so that the DCCPCS Loan is permitted.

    B. Communications proposes to issue up to $200,000,000 of convertible preferred stock (the "AT&T PREFERRED STOCK"), to AT&T Wireless Services, Inc. Either (i) not less than $50,000,000 of the proceeds of the AT&T Preferred Stock will be used to fund an equity investment in DCCPCS by Communications, and DCCPCS will use the equity proceeds to repay at least $50,000,000 of the DCCPCS Loan or (ii) Communications will cause the Revolver Principal Debt to be prepaid in an amount not less than $50,000,000. DOC and Communications have requested that the Net Cash Proceeds from the issuance of the AT&T Preferred Stock be excluded from the mandatory prepayment requirements of the Credit Agreement.

    C. DOC and Communications have requested certain amendments under the Credit Agreement, and Required Tranche Lenders are willing to grant and agree to such amendments, but only upon the conditions, among other things, that DOC, Guarantors, and Required Tranche Lenders shall have executed and delivered this Amendment and shall have agreed to the terms and conditions of this Amendment. As used herein,

"REQUIRED TRANCHE LENDERS" means (i) the Term Loan A Lenders holding at least 50.1% of the Term Loan A Principal Debt; (ii) the Term Loan B Lenders holding at least 50.1% of the Term Loan B Principal Debt; (iii) the Revolver Lenders holding at least 50.1% of the Revolver Commitment; and (iv) the Discretionary Term B Lenders holding at least 50.1% of the Discretionary Term B Loan Principal Debt under all Discretionary Term B Loans.

    D. DOC and Communications request consent of Required Lenders to the designation of DCCPCS as an "UNRESTRICTED SUBSIDIARY" of Communications under the Credit Agreement.

    NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

PARAGRAPH.   AMENDMENTS.

             DEFINITIONS. The following definitions of "AT&T PREFERRED STOCK," "DCCPCS," and "DCCPCS Loan" shall be alphabetically inserted in
SECTION 1.1 to read as follows:

             "AT&T PREFERRED STOCK means $200,000,000 of convertible Class A preferred stock issued by Communications to AT&T Wireless Services, Inc., on terms and conditions reasonably satisfactory to Administrative Agent."

             "DCCPCS means DCC PCS, Inc., an Oklahoma corporation and a Subsidiary of Communications."

             "DCCPCS LOAN means the unsecured, subordinated loan from Borrower to DCCPCS in an amount not to exceed $100,000,000, on terms and conditions satisfactory to Administrative Agent."

    .        MANDATORY PREPAYMENTS.

    (a) SECTION 3.3(b)(iii) is amended by deleting the "AND" immediately prior to CLAUSE (D) in such Section and adding the following CLAUSE (E) thereto:

             ", and (E) up to $200,000,000 of Net Cash Proceeds from the issuance of the AT&T Preferred Stock, SO LONG AS (x) at least $50,000,000 of such Net Cash Proceeds are contributed to DCCPCS or (y) Communications causes at least $50,000,000 of the Revolver Principal Debt to be prepaid."

    (b)      A new Section 3.3(b)(vii) is added as follows:

             " (vii) Concurrently with the prepayment or repayment of all or any portion of the DCCPCS Loan, the Revolver Principal Debt shall be prepaid by an amount equal to 100% of the amount received by any Company as a prepayment or repayment of the DCCPCS Loan. Such mandatory prepayment of Revolver Principal Debt shall reduce the Revolver Principal Debt (but not the Revolver Commitment unless a Default or Potential Default then exists or arises whereupon any prepayment or repayment shall be applied to the Principal Debt in accordance with SECTION 3.12(b)) and shall be applied ratably among the

             Revolver Lenders in proportion to the amount of their respective Revolver Principal Debt."

    (c) The first sentence in the paragraph following SECTION 3.3(b)(vii) shall be deleted in its entirety and replaced with the following:

             "Each commitment reduction or prepayment under this Section 3.3(b) (OTHER THAN SECTIONS 3.3(b)(vi) and 3.3(b)(vii)) shall be applied as follows unless a Default or Potential Default then exists or arises as a result therefrom (whereupon the provisions of SECTION 3.12(b) shall apply):"

    .        TRANSACTIONS WITH AFFILIATES.  SECTION 9.14 is amended by
deleting the "OR" immediately prior to CLAUSE (a)(iii) in such Section and adding the following CLAUSES (a)(iv) and (v) thereto:

             ", (iv) an investment by Communications in DCCPCS in an amount not to exceed the Net Cash Proceeds received by Communications from the issuance of the AT&T Preferred Stock, which investment must be on terms reasonably acceptable to Administrative Agent, or (v) an investment by Communications in DCCPCS in an amount not to exceed $50,000,000, which investment must be on terms reasonably acceptable to Administrative Agent,"

    .        LOANS, ADVANCES, INVESTMENTS, AND RESTRICTED PAYMENTS.  SECTION
9.20(f) shall be deleted in its entirety and the following is substituted therefor:

             "(f) Either (i) an investment in DCCPCS in an amount not to exceed $50,000,000 or (ii) the DCCPCS Loan;"

    .        COVENANTS.  SECTIONS 9.3(a), (b), and (i) are amended by
inserting the word "RESTRICTED" before each occurrence of "SUBSIDIARY" or "SUBSIDIARIES" in such Sections.

    .        COVENANTS OF COMMUNICATIONS.   SECTION 9.30 is amended by adding
the following CLAUSE (h) thereto:

             " (h) AT&T PREFERRED STOCK. Immediately upon receipt by Communications of any Net Cash Proceeds from the issuance of the AT&T Preferred Stock, Communications shall (i) make an equity investment in DCCPCS in an amount not less than $50,000,000 or
             (ii) cause not less than $50,000,000 of the Revolver Principal Debt to be repaid ."

    .        DEFAULTS.

    (a) SECTIONS 10.3 and 10.5 are amended by inserting the phrase "(OTHER THAN DCCPCS)" immediately after each occurrence of "SUBSIDIARY" in such Sections.

    (b)      A new SECTION 10.20 shall be added as follows:

" 10.20 DCCPCS LOAN. At least (a) $50,000,000 of the DCCPCS Loan has not been prepaid (and the appropriate mandatory prepayment pursuant to SECTION 3.3(b)(vii) has not been made) by the earlier of (i) June 30, 2001, or (ii) 3 Business Days after receipt of all or any portion of the Net Cash Proceeds from the issuance of the AT&T Preferred Stock or (b) $50,000,000 of the Revolver Principal Debt has not been prepaid by the earlier of (i) June 30, 2001, or (ii) 3 Business Days after receipt of all or any portion of the Net Cash Proceeds from the issuance of the AT&T Preferred Stock."

PARAGRAPH. UNRESTRICTED SUBSIDIARY. By execution hereof, Borrower and Communications certify that DCCPCS has been designated as an "UNRESTRICTED SUBSIDIARY" under the Credit Agreement by Communications' Board of Directors and that all requirements in CLAUSES (A) through (F) of the definition of "UNRESTRICTED SUBSIDIARY" in SECTION 1.1 have been met. Upon and after the Effective Date (hereinafter defined), DCCPCS shall be an Unrestricted Subsidiary of Communications under the Credit Agreement.

PARAGRAPH. AMENDMENT FEES. On the Effective Date, Borrower shall pay (a) to Administrative Agent (for the ratable benefit of all Revolver Lenders), an amendment fee in an amount equal to 0.100% of the aggregate Committed Sums under the Revolver Facility as of the Effective Date, (b) to Administrative Agent (for the ratable benefit of the Term Loan A Lenders, Term Loan B Lenders, and the Discretionary Lenders), an amendment fee in an amount equal to 0.100% of the aggregate Term Loan A Principal Debt, Term Loan B Principal Debt, or Discretionary Principal Debt as of the Effective Date; (c) to Administrative Agent (for the ratable benefit of the Revolver Lenders consenting to this Amendment on or prior to Monday, November 20, 2000, the "CONSENTING REVOLVER LENDERS"), an amendment fee in an amount equal to 0.150% of the aggregate Committed Sums under the Revolver Facility of each Consenting Revolver Lender as of the Effective Date, and (d) to Administrative Agent (for the ratable benefit of the Term Loan A Lenders, the Term Loan B Lenders, and the Discretionary Lenders consenting to this Amendment on or prior to Monday, November 20, 2000, the "CONSENTING TERM LOAN LENDERS"), an amendment fee in an amount equal to 0.150% of the aggregate Term Loan A Principal Debt, Term Loan B Principal Debt, or Discretionary Principal Debt owed to the Consenting Term Loan Lenders as of the Effective Date. The failure of Borrower to comply with the provisions of this PARAGRAPH 3 shall constitute a payment Default entitling Lenders to exercise their respective Rights under the Loan Documents.

PARAGRAPH. CONDITIONS. Notwithstanding any contrary provision, this Amendment is not effective until the date upon which (a) the representations and warranties in this Amendment are true and correct; (b) Administrative Agent receives an opinion of counsel acceptable to Administrative Agent addressed to Administrative Agent and the Lenders that the transaction contemplated in this Amendment do not constitute a "DEFAULT" or "EVENT OF DEFAULT" or other breach or noncompliance with the terms and provisions of the Communications Bond Debt, the Exchange Debentures, or the Preferred Stock, including any event which would create voting rights in the holders of the Preferred Stock; (c) Administrative Agent receives counterparts of this Amendment executed by DOC, each Guarantor, and Required Tranche Lenders; (d) Administrative Agent receives all documents, opinions, resolutions, and other certificates required to be delivered pursuant to SECTION 9.30(f) with respect to the designation of DCCPCS as an Unrestricted Subsidiary; (e) Administrative Agent receives all documents and opinions supporting the DCCPCS Loan and such other documents as Administrative Agent may reasonably request; (f) Administrative Agent receives a collateral assignment of the promissory note representing the DCCPCS Loan; and (g) payment of the amendment fees required to be paid to consenting Lenders and Administrative Agent on the Effective Date pursuant to

PARAGRAPH 3 hereof. On the Business Day upon which all of the preceding conditions precedent are satisfied, this Amendment shall be effective (the "EFFECTIVE DATE").

PARAGRAPH. COMPLIANCE WITH AMENDMENT REQUIREMENTS. The failure of DOC, its Subsidiaries, or any Guarantor to comply with the conditions (including, without limitation, the conditions set forth in PARAGRAPH 4(a)) or limitations set forth in this Amendment on and after the Effective Date hereof shall constitute a Default under the Credit Agreement, entitling the Lenders to exercise their Rights under the Loan Documents.

PARAGRAPH. ACKNOWLEDGMENT AND RATIFICATION. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, DOC and each Guarantor (i) consent to the agreements in this Amendment and
(ii) agree and acknowledge that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of DOC or Guarantors under their respective Collateral Documents, which Collateral Documents shall remain in full force and effect, and all Liens, guaranties, and Rights thereunder are hereby ratified and confirmed.

PARAGRAPH. REPRESENTATIONS. As a material inducement to Administrative Agent and Lenders to execute and deliver this Amendment, DOC and each Guarantor represent and warrant to such parties (with the knowledge and intent that the Lenders and Administrative Agent are relying upon the same in entering into this Amendment) that as of the Effective Date of this Amendment and as of the date of execution of this Amendment: (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, EXCEPT to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions permitted by the Loan Documents; (b) no Default or Potential Default exists; and (c) this Amendment has been duly authorized and approved by all necessary corporate action and requires the consent of no other Person, and upon execution and delivery, this Amendment shall be binding and enforceable against DOC and each Guarantor in accordance with its terms.

PARAGRAPH. EXPENSES. DOC shall pay all costs, fees, and expenses paid or incurred by Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

PARAGRAPH.  MISCELLANEOUS.

    .       This Amendment is a "LOAN DOCUMENT" referred to in the Credit
Agreement, and the provisions of SECTIONS 13 of the Credit Agreement are incorporated herein by reference. Unless stated otherwise (a) the singular number includes the plural and VICE VERSA and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions,

(c) this Amendment must be construed, and its performance enforced, under New York law, and (d) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

    .       The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Effective Date, all references to the "CREDIT AGREEMENT" shall be to the Credit Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any Rights of Lenders under any Loan Document, nor constitute a waiver under any of the Loan Documents.

    .       Each Lender executing this Amendment, agrees and acknowledges that such Lender's approval of this Amendment shall constitute approval by such Lender for all Facilities of which such Lender holds a commitment.

PARAGRAPH. ENTIRETIES. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

PARAGRAPH. PARTIES. This Amendment binds and inures to DOC, Administrative Agent, Lenders, Guarantors, and their respective successors and assigns.

    The parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

                   [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

                                       DOBSON OPERATING CO., L.L.C.,
                                       as BORROWER


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.

                                       DOBSON COMMUNICATIONS CORPORATION,
                                       AS GUARANTOR


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                                       DOBSON CELLULAR SYSTEMS, INC.,
                                       as GUARANTOR


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                                       OKLAHOMA RSA 5 LIMITED PARTNERSHIP, as
                                       GUARANTOR

                                       By: OKLAHOMA INDEPENDENT RSA 5
                                           PARTNERSHIP, ITS MANAGING GENERAL
                                           PARTNER

                                           By: DOBSON CELLULAR SYSTEMS, INC.,
                                               AS MANAGING GENERAL PARTNER


                                               By:
                                                  --------------------------
                                                  Name:
                                                       ---------------------
                                                  Title:
                                                        --------------------

                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.

                                       OKLAHOMA RSA 7 LIMITED PARTNERSHIP, as
                                       GUARANTOR

                                       By: OKLAHOMA INDEPENDENT RSA 7
                                           PARTNERSHIP, ITS MANAGING GENERAL
                                           PARTNER

                                           By: DOBSON CELLULAR SYSTEMS, INC.,
                                               AS MANAGING GENERAL PARTNER


                                               By:
                                                  --------------------------
                                                  Name:
                                                       ---------------------
                                                  Title:
                                                        --------------------


                                       TEXAS RSA NO. 2 LIMITED PARTNERSHIP, as
                                       GUARANTOR

                                       By: DOBSON CELLULAR SYSTEMS,


                                           By:
                                              ------------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------


                                       SANTA CRUZ CELLULAR TELEPHONE, INC., as
                                       GUARANTOR


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.


                                       BANK OF AMERICA, N.A., as ADMINISTRATIVE
                                       AGENT and a LENDER


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------











                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.

                                       ______________________,
                                       AS A LENDER



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------











                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.

                                       ______________________,
                                       AS A LENDER



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.

                                       ______________________,
                                       AS A LENDER



                                       By:
                                          ---------------------------------
                                          its
                                               ----------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------














                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.


                                       ______________________,
                                       AS A LENDER



                                       By:
                                          ---------------------------------
                                          its
                                               ----------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------


                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.

                                       ______________________,
                                       AS A LENDER


                                       By:
                                          ---------------------------------
                                          as
                                               ----------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------






                          SIGNATURE PAGE TO AMENDMENT

Signature Page to that certain Amendment and Consent dated as of the date first stated above, among Dobson Operating Co., L.L.C., AS BORROWER, Bank of America, N.A., as ADMINISTRATIVE AGENT, Required Tranche Lenders, and Guarantors.


                                       ______________________,
                                       AS A LENDER


                                       By:
                                          ---------------------------------
                                          as
                                               ----------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------



                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------



                          SIGNATURE PAGE TO AMENDMENT